Exhibit I

Agreement of Joint Filing

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, $0.0001 par value per share of Lazydays Holdings, Inc., a Delaware corporation, and that this Agreement of Joint Filing may be included as an exhibit to such joint filing.  This Agreement of Joint Filing may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement of Joint Filing on this 22nd day of March, 2018.

WAYZATA INVESTMENT PARTNERS LLC

By:	/s/ Patrick J. Halloran
Name: Patrick J. Halloran
Title: Manager

WAYZATA OPPORTUNITIES FUND II, L.P.

By: WOF II GP, L.P., its General Partner By: WOF II GP, LLC, its General Partner
By:	/s/ Patrick J. Halloran
Name: Patrick J. Halloran
Title: Authorized Signatory

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P.

By: Wayzata Offshore GP II, LLC, its General Partner
By:	/s/ Patrick J. Halloran
Name: Patrick J. Halloran
Title: Authorized Signatory

PATRICK J. HALLORAN

By:	/s/ Patrick J. Halloran
Name: Patrick J. Halloran